UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NYCB	New York Stock Exchange
Bifurcated Option Note Unit SecuritiESSM	NYCB PU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PR A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K

ITEM 2.02:	Results of Operations and Financial Condition

On January 29, 2020, New York Community Bancorp, Inc. (the “Company”) issued a news release reporting its financial results for the three and twelve months ended December 31, 2019. A copy of the news release is attached as Exhibit 99.1 to this report.

ITEM 8.01:	Other Events

On January 29, 2020, the Company announced that its Board of Directors declared a $0.17 per diluted common share dividend, payable on February 24, 2020 to shareholders of record as of February 10, 2020.

ITEM 9.01:	Financial Statements and Exhibits

(d)	Attached as Exhibit 99.1 is the news release issued by the Company on January 29, 2020 to report its financial results for the three and twelve months ended December 31, 2019.

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	News release issued by the Company on January 29, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2020	NEW YORK COMMUNITY BANCORP, INC.

/s/ Salvatore J. DiMartino
Salvatore J. DiMartino
Managing Director
Director, Investor Relations and Strategic Planning